Exhibit 99.5

PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)
(UNAUDITED)

The following unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2002 and the unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2002 and for the year ended December 31, 2001 are based on the historical financial statements of Mentor Graphics Corporation (Mentor Graphics), IKOS Systems, Inc. (IKOS) and Innoveda, Inc. (Innoveda) and give effect to the acquisitions of IKOS and Innoveda by Mentor Graphics as purchases given the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Mentor Graphics acquired IKOS on March 27, 2002. The pro forma impact of this acquisition was reflected in the Mentor Graphics’ Form 8-K/A, filed on May 29, 2002. In an effort to reflect the combined impact of the IKOS and Innoveda acquisitions, the historical statements and pro forma adjustments related to IKOS have been incorporated in these pro formas as discussed further below.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2002 is presented to give effect to the Innoveda merger as if it occurred on March 31, 2002 and, due to different fiscal period ends, combines the historical balance sheet for Mentor Graphics at March 31, 2002 and the historical balance sheet of Innoveda at March 30, 2002. The accounts of IKOS are included in Mentor Graphics’ historical balance sheet. However, Mentor Graphics had not completed the purchase price allocation in the first quarter of 2002 and as such the Mentor Graphics historical financial statements reflected significant unallocated purchase price. Mentor Graphics has reflected the preliminary purchase price allocation for IKOS as an adjustment to the accompanying pro forma condensed combined consolidated balance sheet.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2001 is presented as if the combinations had taken place on January 1, 2001 and, due to different fiscal period ends, combines the historical results of Mentor Graphics for the year ended December 31, 2001; the historical results of IKOS for the twelve months ended September 29, 2001; and the historical results of Innoveda for the twelve months ended December 29, 2001. The unaudited pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2002 is presented as if the IKOS and Innoveda combinations had taken place on January 1, 2001 and, due to different period ends, combines the historical results of Mentor Graphics for the three months ended March 31, 2002; the historical results of IKOS for the three months ended December 29, 2002; and the historical results of Innoveda for the three months ended March 30, 2002. Four days of IKOS operating results were included in Mentor Graphics’ historical operations for the three months ended March 31, 2002, and were eliminated from the pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2002.

The unaudited pro forma condensed combined consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Mentor Graphics that would have been reported had the acquisitions been consummated as of the dates presented, and should not be taken as representative of future operating results or financial position of Mentor Graphics. The pro forma adjustments are based upon available information and assumptions that Mentor Graphics believes are reasonable under the circumstances.

Based on a preliminary analysis, Mentor Graphics expects to incur approximately $15,721 and $9,287 for severance costs related to IKOS and Innoveda employees and costs of vacating certain leased facilities of IKOS and Innoveda, respectively. Mentor Graphics estimates that all of these costs will result in cash expenditures. The adjusted balance sheet of Mentor Graphics includes the restructuring accrual for IKOS. These estimates are preliminary and subject to change based on Mentor Graphics finalization of its restructuring and integration plan.

The unaudited pro forma condensed combined consolidated financial statements have been prepared based on estimates of the fair values of assets acquired from IKOS and Innoveda as determined by third party appraisers. The impact of ongoing integration activities and adjustments to fair value of acquired net tangible and intangible assets of IKOS and Innoveda could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of (i) Mentor Graphics Corporation included in its Form 10-K/A for the year ended December 31, 2001 and in its Form 10-Q for the quarter ended March 31, 2002; (ii) IKOS Systems, Inc. included in its Form 10-K for the fiscal year ended September 29, 2001 and its Form 10-Q for the three months ended December 29, 2001, and (iii) Innoveda, Inc. included in its Form 10-K for the year ended December 29, 2001 and its Form 10-Q for the quarter ended March 30, 2002.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
MARCH 31, 2002
(IN THOUSANDS)

	Mentor Graphics (Mar. 31, 2002)	IKOS Purchase Price Allocation		Mentor Graphics (Mar. 31, 2002)	Innoveda (Mar. 30, 2002)	Pro Forma Adjustments		Pro Forma
		(Note 2)		(adjusted)
Assets
Current assets:
Cash and short term investments	$78,871	$(23,839	)(a)	$55,032	$8,597	$(1,164	)(j)	$62,465
Trade accounts receivable	149,727	—		149,727	16,087	—		165,814
Prepaid expenses and other	49,271	1,411	(b)	50,682	6,309	2,423	(k)	59,414

Total current assets	277,869	(22,428)		255,441	30,993	1,259		287,693
Property, plant and equipment, net	89,607	(2,428	)(c)	87,179	6,679	(1,500	)(l)	92,358
Term receivables, long-term	59,534	—		59,534	—	—		59,534
Unallocated purchase price — IKOS	89,124	(89,124	)(d)	—	—	—		—
Goodwill and intangible assets, net	35,221	125,514	(e)	160,735	24,479	172,382	(m)	357,596
Other assets	29,779	4,247	(f)	34,026	1,017	6,684	(n)	41,727

Total assets	$581,134	$15,781		$596,915	$63,168	$178,825		$838,908

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
MARCH 31, 2002
(IN THOUSANDS)

	Mentor Graphics (Mar. 31, 2002)	IKOS Purchase Price Allocation		Mentor Graphics (Mar. 31, 2002)	Innoveda (Mar. 30, 2002)	Pro Forma Adjustments		Pro Forma
		(Note 2)		(adjusted)
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$22,000	$—		$22,000	$5,033	$—		$27,033
Accounts payable and accrued liabilities	118,772	9,994	(g)	128,766	17,532	10,256	(o)	156,554
Deferred revenue	84,024	—		84,024	20,160	1,600	(p)	105,784

Total current liabilities	224,796	9,994		234,790	42,725	11,856		289,371
Long-term notes payable	5,100	—		5,100	—	172,500	(q)	177,600
Other long-term liabilities	15,142	14,660	(h)	29,802	10,637	12,445	(r)	52,884

Total liabilities	245,038	24,654		269,692	53,362	196,801		519,855
Minority interest	2,911	—		2,911	—	—		2,911
Total stockholders’ equity	333,185	(8,873	)(i)	324,312	9,806	(17,976	)(s)	316,142

Total liabilities and stockholders’ equity	$581,134	$15,781		$596,915	$63,168	$178,825		$838,908

See accompanying notes to Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED  STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2002
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Mentor Graphics (Mar. 31, 2002) (1)	Eliminate IKOS Operations (2)	IKOS (Dec. 29, 2001)	Innoveda (Mar. 30, 2002)	Pro Forma Adjustments		Pro Forma
Revenues	$128,004	$(4,589)	$13,314	$15,707	$—		$152,436
Cost of revenues	24,871	(1,162)	3,949	5,508	(395	)(t)	32,771

Gross margin	103,133	(3,427)	9,365	10,199	395		119,665
Operating expenses:
Research and development	35,608	(212)	3,269	4,973	—		43,638
Marketing, selling, general and administration	64,250	(1,191)	8,949	9,432	(320	)(u)	81,120
Amortization of intangible assets	—	—	—	—	755	(v)	755
Special Charges	789	—	—	—	—		789
Merger and acquisition related charges	4,000	—	—	—	—		4,000

Total operating expenses	104,647	(1,403)	12,218	14,405	435		130,302

Income (loss) from operations	(1,514)	(2,024)	(2,853)	(4,206)	(40)		(10,637)
Other income (expense), net	3,711	3	3,319	(295)	(3,515	)(x)	3,223

Income (loss) before income taxes	2,197	(2,021)	466	(4,501)	(3,555)		(7,414)
Provision (benefit) for income taxes	439	—	150	(1,440)	—		(851)

Net income (loss)	$1,758	$(2,021)	$316	$(3,061)	$(3,555)		$(6,563)

Net income (loss) per share:
Basic	$.03						$(.10)

Diluted	$.03						$(.10)

Weighted average number of shares outstanding:
Basic	65,224						65,224

Diluted	68,826				(y	)	65,224

See accompanying notes to Pro Forma Condensed Combined Financial Statements

(1)	IKOS’ results of operations are included in Mentor Graphics results from March 27, 2002 forward.
(2)	To eliminate IKOS operations included in Mentor Graphics’ March 31, 2002 results.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED  STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Mentor Graphics (Dec. 31, 2001) (1)	IKOS (Sep. 29, 2001)	Innoveda (Dec. 29, 2001)	Pro Forma Adjustments		Pro Forma
Revenues	$600,371	$61,069	$91,417	$—		$752,857
Cost of revenues	114,673	16,340	28,960	(5,073	)(t)	154,900

Gross Margin	485,698	44,729	62,457	5,073		597,957
Operating expenses:
Research and development	137,799	17,191	26,873	—		181,863
Selling, general and administration	263,593	35,787	49,310	(1,280	)(u)	347,410
Amortization of intangible assets	7,520	168	3,362	57,08	4(v)	68,134
Special Charges	46,343	—	32,945	—		79,288
Merger and acquisition related charges	—	—	5,865	—		5,865

Total operating expenses	455,255	53,146	118,355	55,804		682,560

Income (loss) from operations	30,443	(8,417)	(55,898)	(50,731)		(84,603)
Other income (expense), net	8,428	1,802	(438)	(14,059	)(w)	(4,267)

Income (loss) before income taxes	38,871	(6,615)	(56,336)	(64,790)		(88,870)
Provision (benefit) for income taxes	7,767	(2,010)	(13,699)	—		(7,942)

Net income (loss)	$31,104	$(4,605)	$(42,637)	$(64,790)		$(80,928)

Net income (loss) per share:
Basic	$.48					$(1.26)

Diluted	$.46					$(1.26)

Weighted average number of shares outstanding:
Basic	64,436					64,436

Diluted	67,681				(x)	64,436

See accompanying notes to Pro Forma Condensed Combined Financial Statements

(1)
Restated to reflect the reclassification of litigation costs and certain special charges to selling, general and administration, to be consistent with the classification in the Form 10-Q dated May 15, 2002 and Form 10-K/A dated May 29, 2002.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

Note 1: Basis of Pro Forma Presentation

On May 29, 2002, Mentor Graphics acquired Innoveda, a provider of electronic design automation tools for the verification of integrated circuit designs. The acquisition was an investment aimed at expanding Mentor Graphics’ product offering and driving revenue growth which supports the premium paid over the fair market value of the individual assets. The estimated total purchase price for Innoveda is as follows:

Cash consideration paid	$168,036
Fair value of Innoveda options assumed	10,295
Estimated restructuring costs	9,287
Estimated direct merger related costs	3,728

Total estimated purchase price	$191,346

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Innoveda’s net tangible and intangible assets based on their estimated fair value at the acquisition date. The impact of ongoing integration activities and adjustments to fair value of acquired net tangible and intangible assets of Innoveda could cause material differences from the information presented.

The preliminary purchase price allocation is as follows:

Net tangible liabilities assumed	$(14,294)
Deferred compensation	5,765
Amortizable intangible assets:
Purchased technology	13,000
Other	1,850
Intangible assets with indefinite lives:
Goodwill	178,411
Other	3,600
In-process research and development	12,700
Deferred taxes	(9,686)

Total preliminary purchase price allocation	$191,346

Deferred taxes related to the amortizable intangible assets and deferred compensation. Purchased technology will be amortized to cost of goods sold over 5 years. Other amortizable identified intangible assets will be amortized over 1-3 years. Deferred compensation will be amortized over 4 years.

In accordance with the Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. Goodwill amortization has not been included for the three months ended March 31, 2002, but has been included for the year ended December 31, 2001, consistent with Mentor Graphics adoption date of January 1, 2002.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

Of the total estimated purchase price, $12,700 has been allocated to in-process research and development which will be charged to expense in the period during which the merger is completed. Due to its non-recurring nature, the in-process research and development expense has been excluded in both unaudited pro forma condensed combined consolidated statements of operations. The value assigned to in-process research and development related to research projects for which technological feasibility had not been established. The value was determined by estimating the net cash flows from the sale of products resulting from the completion of such projects and discounting the net cash flows back to their present value. Mentor Graphics then estimated the stage of completion of the products at the date of the acquisition based on research and development costs that had been expended as of the date of acquisition as compared to total research and development costs expected at completion. The percentages derived from this calculation were then applied to the net present value of future cash flows to determine the in-process charge. The nature of the efforts to develop the in-process technology into commercially viable products principally related to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specification, including function, features and technical performance requirements. The estimated net cash flows from these products were based on the Mentor Graphics estimates of related revenues, cost of sales, research and development costs, selling, general and administrative costs and income taxes. Mentor Graphics will monitor how underlying assumptions compare to actual results.

Note 2: IKOS Preliminary Purchase Price Allocation

Mentor Graphics’ March 31, 2002 Form 10-Q was filed prior to the completion of the preliminary IKOS purchase price allocation among intangible assets and in-process research and development. Unallocated purchase price of $89,124 was included in long-term assets. During the second quarter of 2002, Mentor Graphics completed the purchase price allocation. The allocation of purchase price is reflected as an adjustment to Mentor Graphics’ March 31, 2002 historical balance sheet in the unaudited pro forma condensed combined consolidated balance sheet.

Certain adjustments to the pro forma purchase price allocation, included in Form 8-K/A filed on May 29, 2002, have occurred as a result of changes in restructuring and integration plans and adjustments to fair value of acquired net tangible and intangible assets of IKOS. This IKOS purchase price allocation is based on revised figures. The IKOS purchase price allocation included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a)	To record cost to acquire remaining IKOS shares.

(b)	To adjust prepaid expenses and other for the current portion of deferred tax assets.

(c)	Adjustments to property, plant and equipment include the following:

To write down property, plant and equipment to fair value	$(929)
To write off leasehold improvements impaired in connection with vacating certain leased facilities	(1,499)

$(2,428)

(d)	To allocate the unallocated purchase price-IKOS.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(e)	Adjustments to reflect the preliminary fair value of goodwill and identified intangibles assets include the following:

	Preliminary Fair Value	Useful Lives
Backlog	$800	1 year
Purchased Technology	16,900	5 years
Goodwill	107,814	—

Total intangible assets	$125,514

(f)	To adjust other assets for the long-term portion of deferred tax assets.

(g)	Adjustments to accounts payable and accrued liabilities include the following:

To record direct merger related costs	$3,625
To reverse minority interest	(1,313)
To record current restructuring accrual	7,682

$9,994

Based on a preliminary analysis, Mentor Graphics expects to incur approximately $15,721 for severance costs related to IKOS employees and costs of vacating certain leased facilities of IKOS. The pro forma adjustment above represents the current portion. Mentor Graphics estimates that all of these costs will result in cash expenditures. These estimates are preliminary and subject to change based on Mentor Graphics finalization of its restructuring and integration plan.

(h)	Adjustments to other liabilities include the following:

To record long-term deferred tax liability	$7,358
To eliminate deferred rent	(737)
To record long-term restructuring accrual	8,039

$14,660

Based on a preliminary analysis, Mentor Graphics expects to incur approximately $15,721 for severance costs related to IKOS employees and costs of vacating certain leased facilities of IKOS. The pro forma adjustment above represents the long-term portion. Mentor Graphics estimates that all of these costs will result in cash expenditures. These estimates are preliminary and subject to change based on Mentor Graphics finalization of its restructuring and integration plan.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(i)	Adjustments to stockholders’ equity include the following:

To record the fair value of in-process research and development	$(12,000)
To record the fair value of IKOS options assumed	3,822
To record deferred compensation related to unvested IKOS options assumed	(695)

$(8,873)

Deferred compensation will be amortized over 2.5 years resulting in annual cost of $278.

Note 3: Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Innoveda’s net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets.

There were no intercompany balances or transactions between Mentor Graphics, IKOS and Innoveda. No pro forma adjustments were required to conform IKOS’ and Innoveda’s accounting policies to Mentor Graphics’ accounting policies. However, certain reclassifications have been made to conform IKOS’ and Innoveda’s historical amounts to Mentor Graphics’ presentation.

The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Mentor Graphics, Innoveda and IKOS filed consolidated income tax returns during the periods presented.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(j)	Adjustments to cash include the following:

Cash received from issuance of convertible notes	$172,500
Less: Cash paid for Innoveda shares	(168,036)
Less: Debt issue costs	(5,628)

$(1,164)

(k)	Adjustments to prepaid expenses and other include the following:

Current portion of deferred tax assets	$1,297
Current portion of debt issue costs	1,126

$2,423

Prepaid debt issue costs will be amortized over five years, the life of the notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(l)	To adjust property, plant and equipment to the estimated fair value.

(m)	Adjustments to reflect the preliminary fair value of goodwill and identified intangibles assets and the resulting change in amortization expense, as follows:

	Innoveda Historical Amount	Preliminary Fair Value	Increase / (Decrease)	Useful Lives
Amortizable intangible assets:
Other identified intangible assets	$ —	$1,850	$1,850	1-3 years
Purchased technology	21,405	13,000	(8,405)	5 years
Intangible assets with indefinite lives:
Other identified intangible assets	1,034	3,600	2,566	—
Goodwill	2,040	178,411	176,371	—

Total intangible assets	$24,479	$196,861	$172,382

(n)	Adjustments to other assets include the following:

To adjust long-term portion of deferred tax assets to estimated fair value	$ 2,182
To record long-term portion of debt issue costs	4,502

$ 6,684

(o)	Adjustments to accounts payable and accrued liabilities include the following:

To record direct merger related costs	$ 3,728
To record current restructuring accrual	6,528

$10,256

Based on a preliminary analysis, Mentor Graphics expects to incur approximately $9,287 for severance costs related to Innoveda employees and costs of vacating certain leased facilities of Innoveda. The pro forma adjustment above represents the current portion. Mentor Graphics estimates that all of these costs will result in cash expenditures. These estimates are preliminary and subject to change based on Mentor Graphics finalization of its restructuring and integration plan.

(p)	To adjust deferred revenue to its fair value.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(q)	To record the convertible notes payable of $172,500 used to acquire Innoveda.

(r)	Adjustments to other long-term liabilities include the following:

To record long-term deferred tax liability	$9,686
To record long-term restructuring accrual	2,759

$12,445

Based on a preliminary analysis, Mentor Graphics expects to incur approximately $9,287 for severance costs related to Innoveda employees and costs of vacating certain leased facilities of Innoveda. The pro forma adjustment above represents the long-term portion. Mentor Graphics estimates that all of these costs will result in cash expenditures. These estimates are preliminary and subject to change based on Mentor Graphics finalization of its restructuring and integration plan.

(s)	Adjustments to stockholders’ equity include the following:

To record the fair value of in-process research and development	$(12,700)
To record the fair value of Innoveda options assumed	10,295
To record deferred compensation related to unvested Innoveda options assumed	(5,765)
To eliminate Innoveda historical stockholders’ equity balances	(9,806)

$(17,976)

Deferred compensation will be amortized over four years resulting in annual cost of $1,441.

(t)	Adjustments to cost of revenues include the following:

	Three Months Ended, Mar. 31, 2002	Year Ended, Dec. 31, 2001
IKOS:
To record amortization of purchased technology	$845	$3,380
Innoveda:
To reverse Innoveda purchased technology amortization	(1,890)	(11,053)
To record amortization of purchased technology	650	2,600

	$(395)	$(5,073)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(u)	Adjustments to selling, general and administration include the following:

	Three Months Ended, Mar. 31, 2002	Year Ended, Dec. 31, 2001
IKOS:
To record the decrease in annual depreciation expense	$(162)	$(646)
Innoveda:
To record the decrease in annual depreciation expense	(158)	(634)

	$(320)	$(1,280)

(v)	Adjustments to amortization of intangibles include the following:

	Three Months Ended, Mar. 31, 2002	Year Ended, Dec. 31, 2001
IKOS:
To record amortization of deferred compensation related to unvested IKOS options assumed	$70	$278
To record amortization of other identified intangible assets	200	800
To eliminate historical goodwill amortization	—	(168)
To record goodwill amortization	—	21,563
Innoveda:
To record amortization of deferred compensation related to unvested Innoveda options assumed	360	1,441
To record amortization of other identified intangible assets	125	850
To eliminate historical goodwill amortization	—	(3,362)
To record goodwill amortization	—	35,682

	$755	$57,084

Goodwill is amortized over 5 years resulting in annual cost of $57,245 for the year ended December 31, 2001. Goodwill was not amortized for the three months ended March 31, 2002 due to the adoption of SFAS No. 142.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(w)	Adjustments to other income (expense), net include the following:

	Three Months Ended, Mar. 31, 2002	Year Ended, Dec. 31, 2001
To adjust interest income to reflect reduced cash and short-term investments held	$(550)	$(2,200)
To record interest expense related to convertible notes payable	(2,965)	(11,859)

	$(3,515)	$(14,059)

(x)
Common stock equivalents related to stock options and warrants are anti-dilutive in a net loss period and therefore are not included in diluted net loss per share for the three months ended March 31, 2002 and the year ended December 31, 2001. If net income would have resulted, the pro forma adjustment would have been the dilutive effect, as determined by the treasury stock method, of IKOS and Innoveda stock options outstanding under the assumption that all options converted were outstanding for the entire three months ended March 31, 2002 and the year ended December 31, 2001.